Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 www.mayerbrown.com
May 31, 2019
Dynex Capital, Inc. 4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia 23060-9345

Re:	Registration Statement on Form S-3 (File No. 333-222354)

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the issuance and sale by the Company from time to time of up to 25,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-222354) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus, dated June 28, 2018 (the “Base Prospectus”), the prospectus supplement, dated June 29, 2018 (the “Prospectus Supplement”), and the supplement to the Prospectus Supplement, dated May 31, 2019 (the “Supplement”), filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act. The Base Prospectus, Prospectus Supplement and Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Restated Articles of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the board of directors of the Company, relating to the issuance and sale of the Shares; (iv) the Registration Statement; (v) the Prospectus; and (vi) an executed copy of the Distribution Agreement, dated as of June 29, 2018, as amended as of May 31, 2019, by and among the Company and J.P. Morgan Securities LLC, JMP Securities LLC and JonesTrading Institutional Services LLC. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when and if issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the laws of the Commonwealth of Virginia and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about May 31, 2019, which will be incorporated by reference in the Registration Statement, and to the reference to us in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MAYER BROWN LLP